UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2006 (June 8, 2006)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Current Report on Form 8-K of Rexahn Pharmaceuticals, Inc. (the “Company”) dated April 24, 2006 is incorporated herein by reference.

On June 8, 2006, the Company terminated the agreements entered into with Future Systems, Inc. (“FSI”) and Core F.G. Co., Ltd., including a share subscription agreement, an intellectual property assignment and license agreement and a management agreement, providing for, among other things, the assignment and license by the Company to FSI of certain intellectual property rights for the Company's drug candidates in specified markets and the acquisition by the Company of an ownership interest in FSI. The termination follows a vote on the proposed transactions that was not approved by the FSI shareholders at a meeting in Seoul, Korea on June 7, 2006. Completion of the transactions was subject to customary closing conditions, including approval by FSI shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By	/s/ Tae Heum Jeong
Tae Heum Jeong
Chief Financial Officer

Date:	June 12, 2006